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                                                                  EXHIBIT 5.1

BARTLIT BECK HERMAN PALENCHAR & SCOTT LLP



                                January 6, 2006


Alpha Natural Resources, Inc.
One Alpha Place
P.O. Box 2345
Abingdon, Virginia 24212

         Re:    Alpha Natural Resources, Inc. Registration Statement on Form S-1
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Ladies and Gentlemen:

      We have acted as special counsel to Alpha Natural Resources, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (File No. 333-129030) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the sale by certain stockholders of the Company named in the Registration Statement (the "Selling Stockholders") of an aggregate of 14,163,527 shares of the common stock, par value $0.01 per share (the "Common Stock"), of the Company. Such shares of Common Stock, together with any additional shares of Common Stock that may be sold by the Selling Stockholders pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Securities Act) in connection with the offering described in the Registration Statement are collectively referred to herein as the "Shares."

      This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

      o the Registration Statement;

      o a specimen certificate representing the Common Stock, filed as an exhibit to the Registration Statement;

      o the Restated Certificate of Incorporation of the Company as presently in effect, filed as an exhibit to the Registration Statement;

      o the Amended and Restated Bylaws of the Company as presently in effect, filed as an exhibit to the Registration Statement;

      o certain resolutions of the Board of Directors of the Company relating to the Company's issuance of the Shares and related matters.

      We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we

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Alpha Natural Resources, Inc.
January 6, 2006
Page 2


have deemed necessary or appropriate as a basis for the opinion set forth herein.

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents and instruments in connection with which this opinion is rendered, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power (corporate or other) to enter into and perform all obligations thereunder and have duly authorized by all requisite action (corporate or other) and executed and delivered such documents. In addition, we have assumed the validity and binding effect of such documents on such parties. As to any facts material to the opinions expressed herein which we have independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others, and we have assumed the truth, accuracy and completeness of such statements and representations.

      Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

      We express no opinion herein as to the effect or applicability of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Validity of the Shares" in the Registration Statement. We further consent to the incorporation of this opinion by reference as an exhibit to any Rule 462(b) Registration Statement and to the reference to our firm under the caption "Validity of the Shares" in the prospectus included or incorporated by reference in any such Rule 462(b) Registration Statement. In giving such consent, we do not believe that we are "experts" within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                    Very truly yours,

                                    /S/ BARLIT BECK HERMAN PALENCHAR & SCOTT LLP